Exhibit 99.1

TCF Financial Corporation

2010 Fourth Quarter Investor Presentation

Built on convenience, stability and trust.

1.)           Corporate Profile

At December 31, 2010

•                  $18.5 billion national bank holding company headquartered in Minnesota

•                  35th largest publicly traded U.S. based bank by asset size

•                  442 bank branches in eight states, 70 branches opened since January 1, 2005

•                  24th largest U.S. branch network

•                  Seven campus alliances; 5th largest in campus card banking relationships

•                  968 ATMs free to TCF customers; 486 off-site

•                  11th largest issuer of Visa® Classic debit cards

•                  12th largest issuer of Visa Commercial debit cards

•                  13th largest bank-affiliated leasing company in the U.S.

•                  Total equity to total assets of 8.02%

•                  Tangible realized common equity of 7.37% 1

•                  63rd consecutive quarter of profitability

Branch Summary

Minnesota	111
Illinois	201
Michigan	55
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	442

Well-Diversified Loan Portfolio

($ millions)

	12/31/99	% of Total	12/31/10	% of Total

Consumer Lending	$5,978	76%	$7,195	49%
Commercial Lending	1,425	18	3,646	25
Leasing	493	6	3,155	21
Inventory Finance	—	—	792	5
Total	$7,896	100%	$14,788	100%

1   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

2.)                                  What Makes TCF Different

At December 31, 2010

•                 Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                 Traditional, supermarket and campus branches open seven days a week

•                 Free debit cards, free coin counting and 968 free ATMs

•                 TCF Free Online Banking

•                 TCF Mobile Banking introduced on January 4, 2011

•                 Credit Quality

•                 TCF is primarily a secured portfolio lender, emphasizing credit quality over asset growth

•                 Low-cost core deposit funding for national diverse lending platform

•                 Grew core deposits by $2.9 billion since December 31, 2008. As of December 31, 2010, core deposits carried an average rate of .37%

•                 Increased nationally-oriented specialty finance businesses by $406.6 million or 11.5%, in 2010

3.)                                  What Makes TCF Different

•                 No deficient foreclosure procedures

•                 No teaser rate or subprime lending programs

•                 No option ARM loans

•                 No mortgage repurchase risk

•                 No low-doc/no-doc loans

•                 No Freddie Mac or Fannie Mae preferred stock

•                 No non-agency mortgage-backed securities

•                 No off-balance-sheet funding or securitizations

•                 No bank-owned life insurance

•                 No mortgage servicing rights

4.)           Diversified Revenue Base

At December 31, 2010

Good Revenue Growth +7%*

($ millions)

	12/06	12/07	12/08	12/09	12/10

Net Interest Income	$538	$550	$594	$633	$699
Non-interest Income	489	542	498	526	538
Total	$1,027	$1,092	$1,092	$1,159	$1,237

Strong Net Interest Margin

(Percent)

	2006	2007	2008	2009	2010
TCF, 4.04%
First Quarter	4.25%	4.00%	3.84%	3.66%	4.20%
Second Quarter	4.22	4.02	4.00	3.80	4.18
Third Quarter	4.11	3.90	3.97	3.92	4.12
Fourth Quarter	4.07	3.83	3.84	4.07	4.04

KBW Regional Banking

Index Median, 3.78% 1

First Quarter	3.79%	3.66%	3.61%	3.49%	3.71%
Second Quarter	3.84	3.69	3.64	3.57	3.73
Third Quarter	3.81	3.68	3.64	3.64	3.78
Fourth Quarter	3.70	3.69	3.65	3.68

Strong Mix of Fee Revenues

($ millions)

	12/10	% of Total

Banking Fees and Service Charges	$273	53%
Card Revenue	111	22
Specialty Finance	93	18
ATM Revenue and Other	32	7
Total	$509	100%

1-Year Interest Rate GAP

	At 12/31/09	At 12/31/10
Asset (Liability) Sensitive	(6.6)%	2.8%

*  Annual growth rate (‘10 vs. ‘09)

1   QTD September 30, 2010

5.)                                  Capital Ratios - Holding Company

($ millions)

	12/06	12/07	12/08	12/09	12/10

Total Tier 1 Common Capital	$914	$964	$999	$1,042	$1,352
Total Tier 1 Common Capital Ratio [1]	8.65%	8.28%	8.05%	7.65%	9.71%

At December 31, 2010

•                  Other Capital Ratios

•                  Total equity to total assets — 8.02%

•                  Tangible realized common equity — 7.37% 2

•                  Total tier 1 risk-based capital — 10.59%

•                  Total risk-based capital — 12.98%

•                  Tangible realized common equity has increased seven consecutive quarters

1   See “Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio” slide

2   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

6.)                                  Strong Deposit Franchise

Quarterly Average Balances

($ millions)

	12/06	12/07	12/08	12/09	12/10

Checking	$4,141	$3,981	$3,914	$4,116	$4,359
Savings	2,321	2,596	2,861	5,231	5,412
Money Market	594	598	625	672	644
Certificates of Deposit (CDs)	2,471	2,307	2,449	1,367	1,040
Total	$9,527	$9,482	$9,849	$11,386	$11,455

Average Rate [1]:	2.33%	2.29%	1.51%	.74%	.46%

CDs as a % of total deposits:	25.9%	24.3%	24.9%	12.0%	9.1%

1   Quarter-to-date (annualized)

7.)                                  Significant Liquidity & Borrowing Capacity

At December 31, 2010

•                  Asset Liquidity

•                  Balance at the Federal Reserve - $371.3 million

•                  Unemcumbered securities - $136 million

•                  Borrowing Capacity

•                  Federal Home Loan Bank of Des Moines - $1.7 billion

•                  Federal Reserve Discount Window - $529 million

8.)                                  Non-Interest Expense

($ millions)

			Change
	2010	2009	$	%
Compensation and employee benefits	$352.9	$357.0	$(4.1)	(1.2)%
Occupancy and equipment	126.5	126.3	.2	.2
FDIC insurance	23.6	19.1	4.5	23.4
Advertising and marketing	13.0	17.1	(4.1)	(23.8)
Deposit account premiums	17.3	30.7	(13.4)	(43.6)
Other	146.3	142.8	3.5	2.4
Core operating expenses	679.6	693.0	(13.4)	(1.9)
Foreclosed real estate and repossessed assets, net	40.4	31.9	8.5	26.7
Operating lease depreciation	37.1	22.4	14.7	65.9
Other credit costs, net	6.0	12.1	(6.1)	(50.4)
FDIC assessment	—	8.4	(8.4)	(100.0)
Total non-interest expense	$763.1	$767.8	$(4.7)	(.6)%

9.)                                  Banking Fees & Other Revenue 1
($ millions)

	2006	2007	2008	2009	2010

First Quarter	$92	$94	$96	$90	$100
Second Quarter	104	106	103	112	115
Third Quarter	105	107	107	111	103
Fourth Quarter	99	106	100	109	96
Total	$400	$413	$406	$422	$414

1      Consisting of fees and service charges, card revenue and ATM revenue

10.)                           Card Revenue +6%*
($ millions)

	2006	2007	2008	2009	2010

First Quarter	$21	$23	$25	$25	$27
Second Quarter	23	25	27	27	29
Third Quarter	24	26	26	26	27
Fourth Quarter	24	25	25	27	28
Total	$92	$99	$103	$105	$111

Sales Volume:	$6,465	$6,949	$7,280	$7,308	$7,630
Average Interchange Rate:	1.36%	1.35%	1.34%	1.34%	1.38%

At December 31, 2010

•      27% of total banking fees

•      11th largest issuer of Visa Classic debit cards

•      12th largest issuer of Visa Commercial debit cards

•      $7.6 billion in sales volume, up 4.4%

•      22.2 transactions per month on active cards, up 7.3%

•      Interchange fees paid by merchants

*      Annual growth rate (‘10 vs. ‘09)

11.)                           Durbin Amendment Lawsuit

•                  On October 12, 2010, TCF filed a lawsuit challenging the constitutionality of the debit card interchange fee limitations of the Dodd-Frank Act (the Durbin Amendment)

•                  Amendment orders Federal Reserve to enact regulations that strictly limit the amount of interchange fees banks can charge retailers on debit card transactions

•                  TCF average interchange rate of 1.38% at December 31, 2010

•                  Federal Reserve announced proposed rates of 7 to 12 cents per transaction based only on incremental processing fees while specifically excluding other costs such as network costs

•                  Challenge of constitutionality:

•                  Due Process - price cap prevents TCF from earning a fair rate of return on its invested capital

•                  Equal Protection - only applies to banks with $10 billion or more in total assets;  99% of all U.S. banks and 48% of U.S. branches are exempt as of September 30, 2010

•                  Takings Clause - taking of TCF property without just compensation

12.)                           Stable Loan Growth +7%*
($ millions)

	Diverse Products and Geographies

	12/06	12/07	12/08	12/09	12/10

Consumer Lending	$6,717	$7,274	$7,364	$7,332	$7,195
Commercial Lending	2,943	3,116	3,491	3,719	3,646
Leasing and Equipment Finance	1,818	2,104	2,486	3,071	3,155
Inventory Finance	—	—	5	469	792
Total	$11,478	$12,494	$13,346	$14,591	$14,788

*      Five-year compound annual growth rate

13.)                           Leasing & Equipment Finance 1
($ millions)

	Growth Opportunities Still Exist

	12/06	12/07	12/08	12/09	12/10

Leasing and Equipment Finance	$1,899	$2,175	$2,545	$3,177	$3,232

At December 31, 2010

•                  13th largest bank-affiliated leasing company and 29th largest equipment finance/leasing company in the U.S.

•                  Diverse equipment types

•                  20% specialty vehicles, 18% manufacturing, 14% medical, 11% construction

•                  6.43% average yield

•                  Government stimulus of 100% year-one depreciation creates volume and spread opportunities

•                  Over 60-day delinquency rate .19%  2

•                  Non-accrual loans and leases have decreased three consecutive quarters

• Net charge-offs:	2010	2009	2008
	1.00%	.97%	.50%

•                  Uninstalled backlog of $402.6 million

•                  Unguaranteed residuals of only $109.6 million, or 4.9% of leases

1          Includes operating leases ($77.4 million at December 31, 2010)

2          Excludes non-accrual loans and leases and acquired portfolios

14.)                           TCF Inventory Finance
($ millions)

	Experienced and Seasoned
	Management

	12/09	3/10	6/10	9/10	12/10

Electronics & Appliances	$122.3	$119.6	$122.4	$120.1	$130.2
Lawn & Garden	346.5	580.8	521.8	462.9	441.7
Power Sports & Other	—	—	—	212.6	220.5
Total	$468.8	$700.4	$644.2	$795.6	$792.4

At December 31, 2010

•                  Inventory floorplan finance business with a focus on lawn and garden products, consumer electronics, household appliances and power sports

•                  Operates in the U.S. and Canada

•                  235 employees

•                  100% variable rate receivables

•                  Average yield 7.37%

• Net charge-offs:	2010	2009
	.17%	.10%

•                  Credit support from equipment manufacturers

•                  Credit risk spread across 8,670 active dealers

15.)                           Commercial Lending
($ millions)

	Secured Lending Philosophy

	12/06	12/07	12/08	12/09	12/10

Commercial Real Estate	$2,391	$2,558	$2,984	$3,269	$3,328
Commercial Business	552	558	507	450	318
Total	$2,943	$3,116	$3,491	$3,719	$3,646

At December 31, 2010

•                  Commercial real estate — $3.3 billion

•                  26% retail services

•                  23% apartment loans

•                  18% office buildings

•                  14% industrial buildings

•                  7% hotels and motels

•                  Commercial business — $318 million

•                  Commercial highlights

•                  5.57% average yield

•                  86% fixed rate, 14% variable rate

•                  Over 60-day delinquency rate .26% 1

• Net charge-offs:	2010	2009	2008
	1.31%	1.24%	.54%

•                  Non-accrual loans decreased $19.6 million during 4Q10

•                  Approximately 99% of all commercial loans secured

•                  CRE location mix: 92% TCF banking markets, 8% other

•                  Michigan exposure is $752 million, down 8.8% from December 31, 2009

1          Excludes non-accrual loans

16.)                           Wholesale Banking1 Credit Quality
($ millions)

	12/09	9/10	12/10

Performing loans and leases:
Non-classified	$6,716	$6,979	$6,950
Classified [2]	363	418	396
Subtotal performing	$7,079	$7,397	$7,346
60+ days delinquent and accruing [3]	23	11	20
Accruing TDRs [4]	—	5	49
Non-accrual loans and leases	157	203	178
Subtotal underperforming	$180	$219	$247
Total loans and leases	$7,259	$7,616	$7,593

1          Includes commercial banking and specialty finance

2          Excludes classified loans and leases that are 60+ days delinquent or accruing TDRs

3          Excludes accruing TDRs that are 60+ days delinquent

4          No over 60-day delinquencies as of December 31, 2010

17.)                           Classified Wholesale Loans & Leases 1
($ millions)

	12/09	3/10	6/10	9/10	12/10

Classified Wholesale Loans and Leases	$370	$435	$439	$429	$454

At December 31, 2010

•                  By type

•                  Commercial real estate — $386 million

•                  Up 33.6% from December 31, 2009

•                  Commercial business — $22.3 million

•                  Down 47.5% from December 31, 2009

•                  Leasing and equipment finance — $39.8 million

•                  Up 2% from December 31, 2009

•                  Inventory finance — $5.7 million

•                  Over 60-day delinquency rate of 2.05%2, up from 1.94%2 at December 31, 2009

1          See “Source References & Footnotes” slide for a detailed description of classified wholesale loans and leases

2       As a percent of classified wholesale loans and leases

18.)                           Consumer Real Estate
($ millions)

	12/06	12/07	12/08	12/09	12/10

First Mortgages	$4,409	$4,707	$4,882	$4,962	$4,894
Junior Liens	2,101	2,344	2,420	2,319	2,262
Total	$6,510	$7,051	$7,302	$7,281	$7,156

At December 31, 2010

•                  74% first mortgage lien positions, average loan amount of $122,926

•                  26% junior lien positions, average loan amount of $40,960

•                  67% fixed-rate, 33% variable-rate

•                  Average home value of $255,296 1

•                  5.95% average yield

•                  Over 60-day delinquency rate of 1.35% 2; down in consecutive quarters

• Net charge-offs:	2010	2009	2008
	1.80%	1.46%	.86%

•                  Average FICO score of the retail lending operation:
At origination — 726
Updated 4Q10 — 725

•                  Michigan exposure is $1 billion

•                  $2 billion of loans originated since January 1, 2009 with 2010 net charge-offs of .03%

1          Based on value at origination

2          Excludes non-accrual loans

19.)                           Consumer Credit Quality
($ millions)

	12/09	9/10	12/10
Performing loans	$6,863	$6,713	$6,613
60+ days delinquent and accruing [1]	77	84	77
Accruing TDRs	253	316	337
Non-accrual loans	139	167	168
Subtotal underperforming	469	567	582
Total loans	$7,332	$7,280	$7,195
% of total past due with a recent payment [2]	14.5%	28.0%	28.0%

1          Excludes accruing TDRs that are 60+ days delinquent

2          Retail lending accruing loans over 30-days delinquent that made a payment during the last month of the period

20.)                           Consumer Real Estate TDRs

•                  Loans modified to assist customers with their financial hardship by lowering their monthly loan payments  for up to 18 months

•                  At December 31, 2010, TCF held $337.4 million of modified consumer real estate loans that are considered TDRs and continue to accrue interest

•                  Reserved for based on present value of expected cash flows - $36.8 million, or 10.9% at December 31, 2010

•                  The over 60-day delinquency rate was 5.3% at December 31, 2010, down from 5.5% at September 30, 2010

•                  TCF’s current modification program started in August 2009 and represents 80.1% of the December 31, 2010 balance of accruing TDRs

21.)                           Loan & Lease Geographic Diversification
($000s)

		Commercial
	Consumer	Real Estate	Leasing and
	Real Estate	and Commercial	Equipment	Inventory
At December 31, 2010:	and Other	Business	Finance	Finance	Total
Minnesota	$2,816,387	$882,343	$84,346	$15,848	$3,798,924
Illinois	2,180,769	891,780	105,479	22,527	3,200,555
Michigan	1,038,430	752,337	114,830	24,026	1,929,623
Wisconsin	476,683	551,937	54,964	20,768	1,104,352
Colorado	571,446	139,552	44,985	6,701	762,684
California	2,651	18,102	400,813	17,274	438,840
Texas	1,795	2,765	251,376	43,782	299,718
Florida	3,682	62,729	181,229	34,994	282,634
Ohio	3,342	53,373	132,975	33,580	223,270
Indiana	24,089	104,682	62,310	21,302	212,383
New York	3,537	3,400	175,109	28,332	210,378
Canada	—	—	4,275	189,949	194,224
Arizona	54,115	35,770	68,634	7,616	166,135
Other	18,343	147,433	1,473,153	325,655	1,964,584
Total	$7,195,269	$3,646,203	$3,154,478	$792,354	$14,788,304

22.)                           Allowance for Loan & Lease Losses
($ millions)

	12/06		12/07		12/08		12/09		12/10

Allowance for Loan & Lease Losses	$58.5		$80.9		$172.4		$244.5		$265.8
Net Charge-offs	.16%		.29%		.78%		1.34%		1.47%

Allowance as a % of period end loans & leases:	.51%		.65%		1.29%		1.68%		1.80%
Ratio of allowance to net charge-offs:	3.3	X	2.3	X	1.7	X	1.3	X	1.2	X

23.)                           Credit Trends
(Percent)

	3/09	6/09	9/09	12/09	3/10	6/10	9/10	12/10

Non-Accrual Loans and Leases	1.49%	1.72%	1.88%	2.03%	2.08%	2.26%	2.48%	2.33%
Net Charge-offs [1]	1.04%	1.43%	1.52%	1.35%	1.22%	1.30%	1.58%	1.75%
Over 60-day Delinquencies [2]	.60%	.72%	.81%	.69%	.82%	.87%	.78%	.79%

1          Annualized

2      Excludes acquired portfolios

24.)                           Other Real Estate Owned
($ millions)

	12/09	3/10	6/10	9/10	12/10

Properties in Foreclosure	$20.6	$20.7	$28.4	$28.1	$27.2
Properties Owned	85.2	80.7	89.5	108.0	113.9
Total	$105.8	$101.4	$117.9	$136.1	$141.1

Residential properties owned
Number:	298	350	410	480	520
$ (millions)	$46.3	$44.5	$53.5	$60.2	$62.9

25).                           Net Charge-offs 1 vs. Other Banks
(Percent)

	2006	2007	2008	2009	2010

TCF	.16%	.29%	.78%	1.34%	1.47%
Bank of America	.68	.81	1.72	3.42	3.44
US Bancorp	.38	.52	1.10	2.16	2.34
Wells Fargo	.64	.93	1.84	2.10	2.19
JPMorgan Chase	.67	.95	1.67	3.36	3.36
Fifth Third	.43	.59	3.16	3.10	2.94
PNC	.27	.31	.72	1.60	1.87

1                   As a percent of average loans & leases

26.)                           Non-Accrual Loans & Leases
($ millions)

			Leasing and
			Equipment	Inventory
	Consumer	Commercial	Finance	Finance	Total

Balance at December 31, 2009	$139.3	$106.2	$50.0	$.8	$296.3
Additions	245.7	137.6	56.0	6.3	445.6 [1]
Charge-offs	(57.2)	(45.8)	(27.9)	(.1)	(131.0)
Transfers to other assets	(98.5)	(33.1)	(15.3)	(.3)	(147.2)
Return to accrual status	(49.0)	—	(4.4)	(4.1)	(57.5)
Payments received	(8.6)	(26.5)	(24.0)	(1.6)	(60.7)
Other, net	(4.2)	3.9	—	.1	(.2)
Balance at December 31, 2010	$167.5	$142.3	$34.4	$1.1	$345.3
Net change	$28.2	$36.1	$(15.6)	$.3	$49.0

1                   4Q10 additions of $92.2 million are down 36% from 3Q10 additions of $143.9 million

27.)                           Summary of Non-Accrual Loans
($ millions)

		Charge-offs and
	Contractual	Allowance	Net
At Dec. 31, 2010:	Balance	Recorded	Exposure	Impairment[1]

Consumer	$212.8	$46.8	$166.0	22.0%
Commercial	200.6	86.4	114.2	43.1
Leasing and equipment finance	34.5	8.4	26.1	24.3
Inventory finance	1.0	.2	.8	17.5
Total	$448.9	$141.8	$307.1	31.6

1                   Represents the ratio of charge-offs and allowance recorded to the contractual loan balances prior to non-accrual status

28.)                           Summary of Real Estate Owned
($ millions)

	Contractual Loan
	Balance Prior to	Charge-offs and
	Non-performing	Writedowns	Other Real Estate
At Dec. 31, 2010:	Status	Recorded	Owned Balance	Impairment[1]

Consumer	$134.5	$44.4	$90.1	33.0%
Commercial	69.5	18.5	51.0	26.6
Total	$204.0	$62.9	$141.1	30.8

1                   Represents the ratio of charge-offs and writedowns recorded to the contractual loan balances prior to non-performing status

29.)                           Real Estate Owned

($ millions)

	Consumer	Commercial	Total

Balance at December 31, 2009	$67.0	$38.8	$105.8
Transferred in	121.6	29.5	151.1
Sales	(88.4)	(10.6)	(99.0)
Writedowns	(12.6)	(4.0)	(16.6)
Other, net	2.5	(2.7)	(.2)
Balance at December 31, 2010	$90.1	$51.0	$141.1
Net change	$23.1	$12.2	$35.3

30.)                           Well-Positioned for Future Success

•                  Experienced and tenured management team in all TCF markets to take advantage of the marketplace opportunities created by increased M&A activity

•                 “New” industry approach of portfolio lending funded with retail deposits has been a part of TCF’s business philosophy for many years

•                  Current management structure (Wholesale, Retail and Treasury & Support Services) improves execution, reduces overhead and increases our ability to quickly react to changes and new opportunities

•                  Strong wholesale banking management team positions us for profitable growth

•                  Core profitability is still very high when credit costs normalize

31.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit and Other Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks.

* Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry,  the economic impact on banks of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) and Emergency Economic Stabilization Act of 2008, as amended (“EESA”), and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

* Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Act’s creation of a new consumer protection bureau and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA and the Act,  or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the Act, which limits debit card interchange fees to amounts that will only allow issuers to recover incremental costs of authorization, clearance and settlement of debit card transactions, (continued)

32.)                           Cautionary Statement (continued)

plus possibly some costs relating to fraud prevention; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); any material failure of TCF to comply with the terms of its consent order with the Office of the Comptroller of the Currency relating to TCF’s Bank Secrecy Act compliance, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

* Risks Relating to New Product Introduction.  TCF has introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF has also implemented new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in.  Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

* Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing  standards;  federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

33.)                           Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity1

($000s)

December 31, 2010
Computation of total equity to total assets:
Total equity	$1,480,163
Total assets	$18,465,025
Total equity to total assets	8.02%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,480,163
Less: Non-controlling interest in subsidiaries	8,500
Total TCF stockholders’ equity	1,471,663
Less:
Goodwill	152,599
Other intangibles	1,232
Add:
Accumulated other comprehensive income	31,514
Tangible realized common equity	$1,349,346

Total assets	$18,465,025
Less:
Goodwill	152,599
Other intangibles	1,232
Tangible assets	$18,311,194

Tangible realized common equity to tangible assets	7.37%

1      In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

34.)                           Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio1

($000s)

	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2010
Total Tier 1 risk-based capital ratio
Total tier 1 capital	$914,128	$964,467	$1,461,973	$1,161,750	$1,475,525
Total risk-weighted assets	$10,566,936	$11,648,286	$12,401,467	$13,627,871	$13,929,097
Total tier 1 risk-based capital ratio	8.65%	8.28%	11.79%	8.52%	10.59%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$914,128	$964,467	$1,461,973	$1,161,750	$1,475,525
Less:
Qualifying trust preferred securities	—	—	115,000	115,000	115,000
Qualifying non-controlling interest in subsidiaries	—	—	—	4,393	8,500
Preferred stock	—	—	348,437	—	—
Total tier 1 common capital	$914,128	$964,467	$998,536	$1,042,357	$1,352,025

Total risk-weighted assets	$10,566,936	$11,648,286	$12,401,467	$13,627,871	$13,929,097
Total tier 1 common capital ratio	8.65%	8.28%	8.05%	7.65%	9.71%

1      In contrast to GAAP-basis measures, the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying  non-controlling interest in subsidiaries. Management reviews the total tier 1 common capital ratio as an ongoing measure and has included this information because of current interest in the industry.  The  methodology for calculating total tier 1 common capital may vary between companies.

35.)                           Source References & Footnotes

Slide: Corporate Profile

35th largest U.S. bank - SNL; 9/30/10

24th largest branch network - SNL Financial, LC; 4Q10

5th largest in campus card relationships - CR80News; Spring 2010

11th largest issuer of Visa Classic - Visa; 3Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 3Q10; ranked by sales volume

13th largest bank affiliated leasing company - The Monitor; 2010 Monitor 100

Slide: Diversified Revenue Base

KBW Regional Banking Index net interest margin data - KBW & SNL Financial LC; 9/30/10

Slide: Card Revenue

11th largest issuer of Visa Classic - Visa; 3Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 3Q10; ranked by sales volume

Slide: Durbin Amendment Lawsuit

99% of all banks and 48% of branches are exempt - SNL Financial, LC; 9/30/2010

Slide: Leasing and Equipment Finance

13th largest bank-affiliated leasing company - The Monitor; 2010 Monitor Bank 40

29th largest equipment finance/leasing company - The Monitor; 2010 Monitor 100

Slide: Classified Wholesale Loans & Leases

Classified wholesale loans and leases excludes non-accrual loans and leases, over 90-day delinquent loans and leases, real estate owned, and repossessed assets and includes commercial loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement

Slide: Net Charge-offs vs. Other Banks

Net charge-off data - SNL Financial LC; 12/31/10